INFRARED SYSTEMS INTERNATIONAL

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

INFRARED SYSTEMS INTERNATIONAL
(Exact name of registrant as specified in its charter)

Nevada	0-17953	38-3767357
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

4550 NW Newberry Hill Road, Suite 202                                                                                                               98383
Silverdale, WA
(Address of principal executive offices)                                                                                                                      (zip code)

Registrant’s telephone number, including area code:  (360) 473-1160

Check the appropriate box below if the Form 8-K filing[Missing Graphic Reference] is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant

On April 14, 2010, the Company closed on the transaction (the “Closing”) outlined under a Share Purchase Agreement dated March 24 , 2010 (the “Agreement”) by and between Infrared Systems International, a corporation formed under the laws of the State of Nevada (“IFRS”), Take Flight Equities, Inc., a corporation formed under the laws of the State of Washington (“Purchaser”), Propalms, Inc. a corporation formed under the laws of the State of Nevada (“Propalms”), William M. Wright III, an individual (“Wright”), and Gary E. Ball, an individual (“Ball”).

Pursuant to the Agreement, IFRS sold 11,557,217 shares of authorized and previously unissued shares of Common Stock (the “Shares”), representing 89.9%  of the outstanding stock of IFRS immediately after the transaction, to TFE for a purchase price of $200,000, consisting of $30,000 cash and a promissory note for $170,000 (the “Note”).  At the Closing, Wendy S. Ball resigned as Director and executive officer of the Company and the remaining Directors appointed William M. Wright, III to fill the vacancy created by Ms. Balls’ resignation.  After the Closing, Director, Gary E. Ball resigned as a director and officer of the Company and Gary L. Bane, James R. Watson, each resigned as Directors.  After the Closing, the Board appointed Tracy Bushnell to serve as a Director of IFRS to fill the vacancy created by Mr. Bane’s resignation.  Thereafter, the Board elected Mr. Wright to act as the Chairman, President and CEO of the Company.  An Information Statement with respect to the change in control of a majority of the directors of IFRS was mailed to the stockholders of IFRS on or about March 31, 2010.

Immediately prior to the Closing and as part of the transaction, the Company transferred all of its current assets and liabilities, including the cash portion of the purchase price for the Shares and the Note, to Infrared Applications Inc., a recently formed wholly-owned subsidiary of the Company (“IAI”).  As provided in the Agreement, IAI will be managed by Gary Ball, the former CEO of IFRS, pursuant to a Management and Distribution Agreement.  Within 15 months after the Closing, either the stock of IAI or the net proceeds from the sale of IAI’s assets will be distributed to the holders of record of IFRS common stock as of the close of business on March 23, 2010 (the “Subsidiary Distribution”).  Until the Subsidiary Distribution, IAI will be solely managed by Gary Ball pursuant to a Management and Distribution Agreement.

As per the Agreement, the Shares and the stock of IAI were placed in escrow at the Closing.  As payments are made on the Note, a portion of the Shares will be released from escrow.  In the event that a note payment is not made when due and not cured within the time provided in the escrow agreement, or if an event default occurs under the Note, then the Shares then in escrow, the Note and the stock of IAI will be transferred to Gary Ball, and Gary Ball will assume responsibility for the payment of the Note and will remain responsible for the Subsidiary Distribution.  In such an event, control of the Company may change to Mr. Ball, depending on the number of shares of Company Common Stock then outstanding.

Propalms has agreed to pay one half of the then-outstanding note in the event that TFE defaults in a payment of the Note, pursuant to the terms of a Guaranty Agreement executed at the Closing.

As a result of the sale of the Shares, TFE has become the majority owner of the outstanding shares of the Company.

The Agreement, including the Exhibits thereto, were attached to the Company’s 8-K filed with the Securities and Exchange Commission on March 30, 2010, and are incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The sale of the shares of Common Stock by IFRS pursuant to the Agreement described in Item 5.01 above was not been registered under the Securities Act of 1933, as amended, by virtue of the exemption from registration provided by Section 4(2) of the Act.  The information contained in Item 1.01 with respect to such sale is incorporated herein by this reference.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At the Closing, Wendy S. Ball resigned as Director and executive officer of the Company and the remaining Directors appointed William M. Wright, III to fill the vacancy created by Ms. Balls’ resignation.  After the Closing, Director, Gary E. Ball resigned as a director and officer of the Company and Gary L. Bane, James R. Watson, each resigned as Directors.  After the Closing, the Board appointed Tracy Bushnell to serve as a Director of IFRS to fill the vacancy created by Mr. Bane’s resignation.  Thereafter, the Board elected Mr. Wright to act as the Chairman, President and CEO of the Company.

New Directors

The following table sets forth the names, expected positions and ages of the new directors of the Company after the Closing.

Name	Age	Expected Position with the Company
William M. Wright III	45	Chairman, Chief Executive Officer, and President
Tracy D. Bushnell	44	Director

William M. Wright III has been the President and CEO of Focus Systems, Inc., a Washington corporation, since its formation in 2008.  Focus Systems, Inc. provides Desktop Virtualization which can perform all of the networking functions that can be utilized on standard in-house networks at a fraction of costs, and also Voice over Internet Protocol phone service to its customer base.  Mr. Wright also is the President and sole shareholder of TFE, From July 2006 to July 2007, Mr. Wright was the Chief Operating Officer and a Director of Gottaplay Interactive, Inc., a Nevada corporation involved in the internet connectivity business and the video game subscription and rental business. Mr. Wright has over 20 years of experience and knowledge in financial management and business operations. His experience includes the start up of DONOBi, Inc., an internet Service Provider that specialized in the acquisition and rollup of numerous rural service providers, and the eventual taking of the company public in 2004. Mr. Wright served as both Chief Executive Officer and Chairman of the Board during his six year tenure with DONOBi, leading to the merger with Gottaplay in 2006. Prior to his work in the technology field, Mr. Wright was a Real Estate Broker in both California and Washington, and including the position of President and minority owner of a local property management company. Mr. Wright received his Bachelors of Science in Business Administration with an emphasis in Financial Services from San Diego State University.

Tracy D. Bushnell has been President and Chief Executive Officer of the Bushnell Group, which provides construction related services and consulting services, for the past nine years.

Each director serves until his or her successor is elected. There are no arrangements or understandings between any prospective director and any other person pursuant to which he or she was selected as a prospective director.

Each prospective officer will serve until he or she is replaced by the Board of Directors.  There are no arrangements or understandings between any officer of the Company and any other person pursuant to which he or she was selected as a prospective officer.

Director Independence

TRACY D. BUSHNELL is an “independent director” as such term is defined in Section 4200(a) (15) of the NASDAQ Marketplace Rules.

Committees of the Board of Directors

The Company does not have an audit or other committee of the board.

Family Relationships

There are no family relationships between members of the Board.

Related Party Transactions

None of the directors has engaged in any transactions with the Company, nor has the Company engaged in any transactions in which any of such individuals has or will have a direct or indirect material interest.

The information contained in Item 5.01 with respect to such sale is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

Item                           Title

10.1	Share Purchase Agreement dated March 24, 2010*

* Filed with the Company’s 8-K filed with the Securities and Exchange Commission on March 30, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

April 16, 2010                                                      INFRARED SYSTEMS INTERNATIONAL

By:     /s/ William M. Wright /s/
William M. Wright, President & CEO